PROSPECTUS Dated June 11, 2002                       Pricing Supplement No. 9 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                          Dated July 29, 2002
                                                                  Rule 424(b)(3)

                                  $30,050,000

                                Morgan Stanley

                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                             ----------------------

                  1% Exchangeable Notes due December 15, 2009
                   Exchangeable for Shares of Common Stock of
                              The Home Depot, Inc.

Beginning August 4, 2003, you will be able to exchange your notes for a number of shares of Home Depot common stock, subject to our right to call all of the notes on or prior to August 3, 2003 and on or after July 28, 2004.

o    The principal amount and issue price of each note is $1,000.

o We will pay interest at the rate of 1% per year on the $1,000 principal amount of each note. Interest will be paid semi-annually on each February 15 and August 15, beginning February 15, 2003.

o Beginning August 4, 2003, you will have the right to exchange each note for 26.768 shares of Home Depot common stock. If you exchange, we will have the right to deliver to you either the actual shares or the cash value of such shares. You will not be entitled to receive any accrued but unpaid interest on the notes upon an exchange.

o We have the right to call all of the notes on or prior to August 3, 2003 and on or after July 28, 2004.

     o If we call the notes on any day from and including August 5, 2002 to and including August 3, 2003, we will pay to you the call price of $1,400 per note, which we refer to as the premium call price.

     o If we call the notes on any day from and including July 28, 2004 to and including the maturity date, we will pay to you the call price of $1,000, provided that if the market value of 26.768 shares of Home Depot common stock on the trading day immediately prior to the call notice date is greater than the call price, we will instead deliver to you 26.768 shares of Home Depot common stock per note.

o If we decide to call the notes, we will give you notice at least 10 but not more than 20 days before the call date specified in the notice. If we notify you that we will be delivering shares of Home Depot common stock rather than the call price in cash on any call date on or after July 28, 2004, you will still be able to exercise your exchange right on any day prior to the fifth scheduled trading day prior to the call date.

o    If you hold the notes to maturity, we will pay $1,000 per note to you.

o The Home Depot, Inc. is not involved in this offering of notes in any way and will have no obligation of any kind with respect to the notes.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-6.

                             ----------------------
                        PRICE 100% AND ACCRUED INTEREST
                             ----------------------


                                       Price to        Agent's       Proceeds to
                                        Public       Commissions       Company
                                       --------      -----------     -----------
Per Note............................     100%            .25%           99.75%
Total............................... $30,050,000       $75,125       $29,974,875


                                 MORGAN STANLEY

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                                     PS-2

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                              The Notes

Each note costs $1,000        We, Morgan Stanley (formerly known as Morgan
                              Stanley Dean Witter & Co.), are offering our 1%
                              Exchangeable Notes due December 15, 2009, which you may exchange for shares of common stock of The Home Depot, Inc. beginning on August 4, 2003.
                              The principal amount and issue price of each note is $1,000. We refer to The Home Depot, Inc. as
                              Home Depot and we refer to the common stock of Home Depot as Home Depot Stock. If you hold the notes to maturity, which is December 15, 2009, we will pay $1,000 per note to you.

1% interest on the            We will pay interest on the notes, at the rate of
principal amount              1% per year on the $1,000 principal amount of
                              each note, semi-annually on each February 15 and August 15, beginning February 15, 2003.

                              Your Exchange Right

The exchange ratio            Beginning August 4, 2003, you may exchange each
is 26.768                     note for a number of shares of Home Depot Stock
                              equal to the exchange ratio. The exchange ratio is 26.768 shares of Home Depot Stock per note, subject to adjustment for certain corporate events relating to Home Depot.

                              When you exchange your notes, our affiliate
                              Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of shares of Home Depot Stock you will receive based on the principal amount of the notes you exchange and the exchange ratio as it may have been adjusted through the exchange date.

                              To exchange a note on any day, you must instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

                              o fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

                              o deliver your Official Notice of Exchange to us before 11:00 a.m. (New York City time) on that day; and

                              o deliver your note certificate to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee for our senior notes, on the day we deliver your shares or pay cash to you, as described below.

                              If you give us your Official Notice of Exchange after 11:00 a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

We can choose to pay to you   We will pay to you, at our option, on the third
cash or Home Depot Stock      business day after you give us your Official
if you elect to exchange      Notice of Exchange, either:
your notes
                              o    shares of Home Depot Stock, or

                              o    the cash value of such shares.

                              We will not pay any accrued but unpaid interest if you elect to exchange your notes.

                              Our right to call the notes may affect your ability to exchange your notes.

                              Our Call Rights

We may exercise our call      Beginning August 5, 2002, the date of issuance of
right during two periods      the notes, to and including August 3, 2003, and
                              on or after July 28, 2004 to and including the maturity date, we have the right to call all of the notes. If we call the notes, we will do the following:

                              o    send a notice announcing that we have
                                   decided to call the notes;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your notes to the trustee; that call date will be not less than 10 or more than 20 days after the date of the notice; and

                              o specify in the notice the number of shares of Home Depot Stock or the cash call price that we will pay to you in exchange for each note, as explained below. We will not pay any accrued but unpaid interest upon our call of the notes.

Between August 5, 2002 and    If we call the notes for settlement on any day
August 3, 2003, we may call   from and including August 5, 2002 to and
the notes for cash            including August 3, 2003, then we will pay the
                              premium call price of $1,400 to you in cash and you will not receive any shares of Home Depot
                              Stock.

On or after July 28, 2004,    On the last trading day before the date of our
we may call the notes for     call notice, the calculation agent will determine
stock or cash, depending      the value of the shares of Home Depot Stock that
on the price of Home Depot    a noteholder would receive upon exchange of a
Stock                         note. That value is referred to as parity.

                              If we call the notes for settlement on any day from and including July 28, 2004 to and including the maturity date and parity is less than the call price of $1,000, then we will pay the call price to you in cash.

                              If we notify you that we will give you cash on the call date, you will no longer be able to exercise your exchange right.

                              If, however, parity as so determined is equal to or greater than the call price of $1,000, then we will deliver shares of Home Depot Stock instead. In that case, you will still have the right to exercise your exchange right on any day prior to the fifth scheduled trading day prior to the call date.

                              If the price of Home Depot Stock is lower on the call date than it was on the last trading day before the date of our call notice, the value of the Home Depot Stock that you receive on the call date for each note may be less than the call price of $1,000.

Home Depot Stock is           The last reported sales price of Home Depot Stock
currently $30.98              on the New York Stock Exchange, Inc. on the date
per share                     of this pricing supplement was $30.98. You can
                              review the historical prices of Home Depot Stock in the section of this pricing supplement called
                              "Description of Notes--Historical Information."

MS & Co. will be the          We have appointed our affiliate MS & Co. to act
Calculation Agent             as calculation agent for JPMorgan Chase Bank, the
                              trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and calculate the number of shares of Home Depot
                              Stock or the amount of cash that you receive if you exercise your exchange right or if we call the notes. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Home Depot Stock and that we describe in the section of this pricing supplement called
                              "Description of Notes--Antidilution Adjustments."

No affiliation with           Home Depot is not an affiliate of ours and is not
Home Depot                    involved with this offering in any way. The notes
                              are obligations of Morgan Stanley and not of Home
                              Depot.

Where you can find more       The notes are senior notes issued as part of our
information on the notes      Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Exchangeable Notes."

                              Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the section of this pricing supplement called "Description of Notes" for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section of this pricing supplement called "Risk Factors." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us               You may contact us at our principal executive
                              offices at 1585 Broadway, New York, New York
                              10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The notes are not secured debt and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Yield to maturity less than   These notes pay interest at the rate of 1% of the
interest on ordinary notes    principal amount per year. This interest rate is
                              lower than the interest rate that we would pay on non-exchangeable senior notes maturing at the same time as the notes. If you exchange your notes or we call the notes, you will not receive any accrued but unpaid interest.

Secondary trading             We do not currently intend to list the notes on
may be limited                any organized securities exchange. There may be
                              little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the notes, but it is not required to do so.

Your appreciation             The appreciation of the notes may be limited by
potential may be limited      our right to call the notes to and including
by our initial call right     August 3, 2003 at the premium call price of
                              $1,400. If we exercise our call right on or prior to August 3, 2003, you will receive the premium call price in cash and not Home Depot Stock or an amount based on the value of Home Depot Stock.

Market price of notes         Several factors, many of which are beyond our
influenced by many            control, will influence the value of the notes,
unpredictable factors         including:

                              o    the market price of Home Depot Stock

                              o the volatility (frequency and magnitude of changes in price) of Home Depot Stock

                              o    the dividend rate on Home Depot Stock

                              o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Home Depot Stock

                              o    interest and yield rates in the market

                              o the time remaining until (1) our right to call the notes at the premium call price expires, (2) you can exchange your notes for Home Depot Stock, (3) we can call the notes on or after July 28, 2004 and (4) the notes mature

                              o    our creditworthiness

                              These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of Home Depot Stock is at, below or not sufficiently above the price of Home Depot Stock at pricing.

                              You cannot predict the future performance of Home Depot Stock based on its historical performance.

No affiliation with           We are not affiliated with Home Depot. We or our
Home Depot                    subsidiaries may presently or from time to time
                              engage in business with Home Depot, including extending loans to, or making equity investments in, Home Depot or providing advisory services to Home Depot, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Home Depot. Neither we nor any of our affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control or predict the actions of Home Depot, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio.
                              We or our affiliates from time to time have published and in the future may publish research reports with respect to Home Depot. These research reports may or may not recommend that investors buy or hold Home Depot Stock. Home
                              Depot is not involved in the offering of the notes in any way and has no obligation to consider your interest as an owner of these notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to Home Depot.

You have no                   As an owner of notes, you will not have voting
shareholder rights            rights or the right to receive dividends or other
                              distributions or any other rights with respect to Home Depot Stock.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
we are required to make do    exchange ratio for certain events affecting Home
not cover every corporate     Depot Stock, such as stock splits and stock
event that can affect Home    dividends, and certain other corporate actions
Depot Stock                   involving Home Depot, such as mergers. However,
                              the calculation agent is not required to make an adjustment for every corporate event that can affect Home Depot Stock. For example, the calculation agent is not required to make any adjustments if Home Depot or anyone else makes a partial tender offer or a partial exchange offer for Home Depot Stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the notes may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect Home Depot Stock other than those contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of those corporate events, but not with the aim of changing the relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the notes.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent and calculate how many shares of Home Depot Stock or its affiliates may influence the equivalent cash amount you will receive in
determinations                exchange for your notes and what adjustments
                              should be made to the exchange ratio to reflect certain corporate and other events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the notes (and possibly to other instruments linked to Home
                              Depot Stock), including trading in Home Depot
                              Stock as well as in other instruments related to Home Depot Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio, and, accordingly, the amount of stock or cash that you receive when you exchange the notes or when we call the notes. In addition, we or our subsidiaries may issue other securities linked to Home Depot Stock. MS & Co. and some of our other subsidiaries also trade in Home Depot Stock and other financial instruments related to Home Depot
                              Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Home Depot Stock and, accordingly, the value of the Home Depot Stock or the amount of cash you will receive upon exchange or redemption.

Tax treatment                 You should also consider the tax consequences of
                              investing in the notes. If you are a United
                              States holder (as defined in the section of the prospectus supplement called "United States
                              Federal Income Taxation"), you will be subject to annual income tax based on the comparable yield of the notes, which will be higher than the 1% interest rate you will receive on the notes. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or retirement of the notes will be treated as ordinary income.
                              Please read carefully the section of this pricing supplement called "Description of Notes--United
                              States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Optionally Exchangeable Notes" in the accompanying prospectus supplement.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of our 1% Exchangeable Notes due December 15, 2009 (Exchangeable for Shares of Common Stock of The Home Depot, Inc.). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $30,050,000

Maturity Date.........................  December 15, 2009

Specified Currency....................  U.S. dollars

Issue Price...........................  100%

Interest Rate.........................  1% per annum

Interest Payment Dates................  Each February 15 and August 15,
                                        beginning February 15, 2003

Original Issue Date (Settlement Date).  August 5, 2002

CUSIP.................................  617446HH5

Minimum Denominations.................  $1,000

Exchange Right........................  On any Exchange Date, you will be entitled, upon your completion and
                                        delivery to us and the Calculation
                                        Agent of an Official Notice of Exchange
                                        (in the form of Annex A attached
                                        hereto) prior to 11:00 a.m. (New York
                                        City time) on such date, to exchange
                                        each Note for a number of shares of
                                        Home Depot Stock at the Exchange Ratio.
                                        You will not, however, be entitled to
                                        exchange your Notes if we have
                                        previously called the Notes for the
                                        Premium Call Price or for the cash Call
                                        Price as described under "--Morgan
                                        Stanley Call Right" below.

                                        Upon any such exchange, we may, at our
                                        sole option, either deliver such shares
                                        of Home Depot Stock or pay an amount in
                                        cash equal to the Exchange Ratio times
                                        the Market Price (as defined below) of
                                        Home Depot Stock on the Exchange Date,
                                        as determined by the Calculation Agent,
                                        in lieu of such Home Depot Stock. See
                                        "--Market Price."

                                        Such delivery or payment will be
                                        scheduled to be made on the third
                                        business day after the Exchange Date,
                                        upon delivery of your Notes to the
                                        Trustee. We refer to that third
                                        business day after the Exchange Date,
                                        or, if later, the day on which you
                                        actually deliver your Notes to the
                                        Trustee and fulfill all the conditions
                                        of your exchange, as the "Exchange
                                        Settlement Date."

                                        Upon any exercise of the Exchange
                                        Right, you will not be entitled to
                                        receive any cash payment representing
                                        any accrued but unpaid interest.
                                        Consequently, if you exchange your
                                        Notes so that the Exchange Settlement
                                        Date occurs during the period from the
                                        close of business on a Record Date (as
                                        defined below) for the payment
                                        of interest and prior to the next
                                        succeeding Interest Payment Date, the
                                        Notes that you exchange must, as a
                                        condition to the delivery of Home Depot
                                        Stock or cash to you, be accompanied by
                                        funds equal to the interest payable on
                                        the succeeding Interest Payment Date on
                                        the principal amount of Notes that you
                                        exchange.

                                        We will, or will cause the Calculation
                                        Agent to, deliver such shares of Home
                                        Depot Stock or cash to the Trustee for
                                        delivery to you.

Record Date...........................  The Record Date for each Interest
                                        Payment Date will be the close of
                                        business on the date 15 calendar days
                                        prior to such Interest Payment Date,
                                        whether or not that date is a Business
                                        Day.

No Fractional Shares .................  If upon any exchange or call of the
                                        Notes we deliver shares of Home Depot
                                        Stock, we will pay cash in lieu of
                                        delivering any fractional share of Home
                                        Depot Stock in an amount equal to the
                                        corresponding fractional Market Price
                                        of Home Depot Stock as determined by
                                        the Calculation Agent on the applicable
                                        Exchange Date or on the second Trading
                                        Day immediately preceding the
                                        applicable Call Date.

Exchange Ratio........................  26.768, subject to adjustment for certain corporate events relating to
                                        Home Depot. See "--Antidilution
                                        Adjustments" below.

Exchange Date.........................  Any Trading Day on which you satisfy the conditions to exchange your Notes
                                        as described under "Exchange Right"
                                        above; provided that such Trading Day
                                        falls during the period beginning
                                        August 4, 2003 and ending on the
                                        Trading Day prior to the earliest of
                                        (i) the fifth scheduled Trading Day
                                        prior to the Maturity Date, (ii) the
                                        fifth scheduled Trading Day prior to
                                        the Call Date and (iii) in the event of
                                        a call for the cash Call Price as
                                        described under "--Morgan Stanley Call
                                        Right" below, the Morgan Stanley Notice
                                        Date.

Morgan Stanley Call Right ............  On or after August 5, 2002 to and including August 3, 2003, we may call
                                        the Notes, in whole but not in part,
                                        for the Premium Call Price in cash on
                                        the Call Date. If we call the Notes for
                                        the Premium Call Price, you may not
                                        exchange the Notes for Home Depot
                                        Stock, and the cash to be delivered to
                                        you will be delivered on the Call Date
                                        fixed by us and set forth in our notice
                                        of mandatory exchange to you, upon
                                        delivery of your Notes to the Trustee.
                                        We will, or will cause the Calculation
                                        Agent to, deliver such cash to the
                                        Trustee for delivery to you. You will
                                        not receive any accrued but unpaid
                                        interest on the Notes.

                                        On or after July 28, 2004 to and
                                        including the Maturity Date, we may
                                        call the Notes, in whole but not in
                                        part, for mandatory exchange into Home
                                        Depot Stock at the Exchange Ratio;
                                        provided that, if Parity (as defined
                                        below) on the Trading Day immediately
                                        preceding the Morgan Stanley Notice
                                        Date, as determined by the Calculation
                                        Agent, is less than the Call Price, we
                                        will pay the Call Price in cash on the
                                        Call Date. If we call the Notes for
                                        mandatory exchange, then, unless you
                                        subsequently exercise the Exchange
                                        Right (the exercise of which will not
                                        be available to you following
                                        a call for cash in an amount equal to
                                        the Call Price), the Home Depot Stock
                                        or (in the event of a call for cash, as
                                        described above) cash to be delivered
                                        to you will be delivered on the Call
                                        Date fixed by us and set forth in our
                                        notice of mandatory exchange, upon
                                        delivery of your Notes to the Trustee.
                                        We will, or will cause the Calculation
                                        Agent to, deliver such shares of Home
                                        Depot Stock or cash to the Trustee for
                                        delivery to you. You will not receive
                                        any accrued but unpaid interest on the
                                        Notes.

                                        On or after the Morgan Stanley Notice
                                        Date (other than with respect to a call
                                        of the Notes for the Premium Call Price
                                        or for the Call Price in cash by Morgan
                                        Stanley) you will continue to be
                                        entitled to exercise the Exchange Right
                                        and receive any amounts described under
                                        "--Exchange Right" above.

Morgan Stanley Notice Date............  The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 10 but no more
                                        than 20 days prior to the Call Date.

Call Date.............................  The scheduled Trading Day (i) on or after August 5, 2002 to and including
                                        August 3, 2003 specified by us in our
                                        notice of mandatory exchange on which
                                        we will deliver cash equal to the
                                        Premium Call Price to holders of the
                                        Notes for mandatory exchange or (ii) on
                                        or after July 28, 2004 to and including
                                        the Maturity Date specified by us in
                                        our notice of mandatory exchange on
                                        which we will deliver shares of Home
                                        Depot Stock or cash equal to the Call
                                        Price to holders of the Notes for
                                        mandatory exchange.

Parity................................  With respect to any Trading Day, an amount equal to the Exchange Ratio
                                        times the Market Price of Home Depot
                                        Stock (and any other Exchange Property)
                                        on such Trading Day.

Premium Call Price....................  $1,400 per Note

Call Price............................  $1,000 per Note

Market Price..........................  If Home Depot Stock (or any other security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of Home
                                        Depot Stock (or one unit of any such
                                        other security) on any Trading Day
                                        means (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities
                                        Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which Home Depot
                                        Stock (or any such other security) is
                                        listed or admitted to trading (which
                                        may be the Nasdaq National Market if it
                                        is then a national securities exchange)
                                        or (ii) if not listed or admitted to
                                        trading on any such securities exchange
                                        or if such last reported sale price is
                                        not obtainable (even if Home Depot
                                        Stock (or such other security) is
                                        listed or admitted to trading on such
                                        securities
                                        exchange), the last reported sale price
                                        of the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market (if it is
                                        not then a national securities
                                        exchange) or OTC Bulletin Board on such
                                        day. If the last reported sale price of
                                        the principal trading session is not
                                        available pursuant to clause (i) or
                                        (ii) of the preceding sentence because
                                        of a Market Disruption Event or
                                        otherwise, the Market Price for any
                                        Trading Day shall be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for Home Depot Stock (or
                                        any such other security) obtained from
                                        as many dealers in such security, but
                                        not exceeding three, as will make such
                                        bid prices available to the Calculation
                                        Agent. Bids of MS & Co. or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system and the term "OTC Bulletin Board
                                        Service" shall include any successor
                                        service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the American
                                        Stock Exchange LLC, the Nasdaq National
                                        Market, the Chicago Mercantile Exchange
                                        and the Chicago Board of Options
                                        Exchange and in the over-the-counter
                                        market for equity securities in the
                                        United States and on which a Market
                                        Disruption Event has not occurred.

Book Entry Note or Certificated Note..  Book Entry, DTC

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent for this Underwritten
Offering of Notes.....................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the Notes,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        other antidilution adjustments or
                                        determining the Market Price or whether
                                        a Market Disruption Event has occurred.
                                        See "--Antidilution Adjustments" and
                                        "--Market Disruption Event" below. MS &
                                        Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Antidilution Adjustments..............  The Exchange Ratio will be adjusted as follows:

                                        1. If Home Depot Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        share of Home Depot Stock.

                                        2. If Home Depot Stock is subject (i)
                                        to a stock dividend (issuance of
                                        additional shares of Home Depot Stock)
                                        that is given ratably to all holders of
                                        shares of Home Depot Stock or (ii) to a
                                        distribution of Home Depot Stock as a
                                        result of the triggering of any
                                        provision of the corporate charter of
                                        Home Depot, then once the dividend has
                                        become effective and Home Depot Stock
                                        is trading ex-dividend, the Exchange
                                        Ratio will be adjusted so that the new
                                        Exchange Ratio shall equal the prior
                                        Exchange Ratio plus the product of (i)
                                        the number of shares issued with
                                        respect to one share of Home Depot
                                        Stock and (ii) the prior Exchange
                                        Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Home Depot Stock other
                                        than distributions described in
                                        paragraph 6 below and Extraordinary
                                        Dividends as described below. A cash
                                        dividend or other distribution with
                                        respect to Home Depot Stock will be
                                        deemed to be an "Extraordinary
                                        Dividend" if such dividend or other
                                        distribution exceeds the immediately
                                        preceding non- Extraordinary Dividend
                                        for Home Depot Stock (as adjusted for
                                        any subsequent corporate event
                                        requiring an adjustment hereunder, such
                                        as a stock split or reverse stock
                                        split) by an amount equal to at least
                                        10% of the Market Price of Home Depot
                                        Stock on the Trading Day preceding the
                                        ex-dividend date for the payment of
                                        such Extraordinary Dividend (the
                                        "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Home Depot Stock, the
                                        Exchange Ratio with respect to Home
                                        Depot Stock will be adjusted on the
                                        ex-dividend date with respect to such
                                        Extraordinary Dividend so that the new
                                        Exchange Ratio will equal the product
                                        of (i) the then current Exchange Ratio
                                        and (ii) a fraction, the numerator of
                                        which is the Market Price on the
                                        Trading Day preceding the ex-dividend
                                        date, and the denominator of which is
                                        the amount by which the Market Price on
                                        the Trading Day preceding the
                                        ex-dividend date exceeds the
                                        Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for Home Depot Stock will equal (i) in
                                        the case of cash dividends or other
                                        distributions that constitute quarterly
                                        dividends, the amount per share of such
                                        Extraordinary Dividend minus the amount
                                        per share of the immediately preceding
                                        non-Extraordinary Dividend for Home
                                        Depot Stock or (ii) in the case of cash
                                        dividends or other distributions that
                                        do not constitute quarterly dividends,
                                        the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non- cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        the

                                        Home Depot Stock described in paragraph
                                        6 below that also constitutes an
                                        Extraordinary Dividend shall only cause
                                        an adjustment to the Exchange Ratio
                                        pursuant to paragraph 6.

                                        4. If Home Depot is being liquidated or
                                        is subject to a proceeding under any
                                        applicable bankruptcy, insolvency or
                                        other similar law, the Notes will
                                        continue to be exchangeable into Home
                                        Depot Stock so long as a Market Price
                                        for Home Depot Stock is available. If a
                                        Market Price is no longer available for
                                        Home Depot Stock for whatever reason,
                                        including the liquidation of Home Depot
                                        or the subjection of Home Depot to a
                                        proceeding under any applicable
                                        bankruptcy, insolvency or other similar
                                        law, then the value of Home Depot Stock
                                        will equal zero for so long as no
                                        Market Price is available.

                                        5. If there occurs any reclassification
                                        or change of Home Depot Stock,
                                        including, without limitation, as a
                                        result of the issuance of tracking
                                        stock by Home Depot, or if Home Depot
                                        has been subject to a merger,
                                        combination or consolidation and is not
                                        the surviving entity, or if there
                                        occurs a sale or conveyance to another
                                        corporation of the property and assets
                                        of Home Depot as an entirety or
                                        substantially as an entirety, in each
                                        case as a result of which the holders
                                        of Home Depot Stock shall be entitled
                                        to receive stock, other securities or
                                        other property or assets (including,
                                        without limitation, cash or other
                                        classes of stock of Home Depot)
                                        ("Exchange Property") with respect to
                                        or in exchange for such Home Depot
                                        Stock, then the holders of the Notes
                                        then outstanding will be entitled
                                        thereafter to exchange such Notes into
                                        the kind and amount of Exchange
                                        Property that they would have owned or
                                        been entitled to receive upon such
                                        reclassification, change, merger,
                                        combination, consolidation, sale or
                                        conveyance had such holders exchanged
                                        such Notes at the then current Exchange
                                        Ratio for Home Depot Stock immediately
                                        prior to any such corporate event, but
                                        without interest thereon. At such time,
                                        no adjustment will be made to the
                                        Exchange Ratio. In the event the
                                        Exchange Property consists of
                                        securities, those securities will, in
                                        turn, be subject to the antidilution
                                        adjustments set forth in paragraphs 1
                                        through 7.

                                        6. If Home Depot issues to all of its
                                        shareholders equity securities of an
                                        issuer other than Home Depot (other
                                        than in a transaction described in
                                        paragraph 5 above), then the holders of
                                        the Notes then outstanding will be
                                        entitled to receive such new equity
                                        securities upon exchange of such Notes.
                                        The Exchange Ratio for such new equity
                                        securities will equal the product of
                                        the Exchange Ratio in effect for Home
                                        Depot Stock at the time of the issuance
                                        of such new equity securities times the
                                        number of shares of the new equity
                                        securities issued with respect to one
                                        share of Home Depot Stock.

                                        7. No adjustments to the Exchange Ratio
                                        will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all of the
                                        events that could affect the Market
                                        Price of Home Depot Stock, including,
                                        without limitation, a partial tender or
                                        exchange offer for Home Depot Stock.
                                        The Calculation Agent
                                        may, in its sole discretion, make
                                        additional changes to the Exchange
                                        Ratio upon the occurrence of corporate
                                        or other similar events that affect or
                                        could potentially affect market prices
                                        of, or shareholders' rights in, Home
                                        Depot Stock (or other Exchange
                                        Property), but only to reflect such
                                        changes, and not with the aim of
                                        changing relative investment risk.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least 0.1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the nearest
                                        ten-thousandth, with five one
                                        hundred-thousandths rounded upward.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 or 6 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio upon written request
                                        by any holder of the Notes.

                                        If you exercise your Exchange Right and
                                        we elect to deliver Home Depot Stock or
                                        if we call the Notes for Home Depot
                                        Stock, the Calculation Agent will
                                        continue to make such adjustments until
                                        the close of business on the Exchange
                                        Date or the third Trading Day prior to
                                        the Call Date, as applicable.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Home Depot Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Home Depot Stock on the primary
                                            market for Home Depot Stock for
                                            more than two hours of trading or
                                            during the one- half hour period
                                            preceding the close of the
                                            principal trading session in such
                                            market; or a breakdown or failure
                                            in the price and trade reporting
                                            systems of the primary market for
                                            Home Depot Stock as a result of
                                            which the reported trading prices
                                            for Home Depot Stock during the
                                            last one-half hour preceding the
                                            close of the principal trading
                                            session in such market are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on the
                                            primary market for trading in
                                            options contracts related to Home
                                            Depot Stock, if available, during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the Notes.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on Home
                                        Depot Stock by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to Home Depot
                                        Stock and (5) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to Home Depot
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default........  In case an event of default with respect to the Notes shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per Note upon
                                        any acceleration of any Note shall be
                                        determined by MS & Co., as Calculation
                                        Agent, and shall be equal to the
                                        principal amount of the Note plus any
                                        accrued and unpaid interest at the
                                        Interest Rate to but not including the
                                        date of acceleration; provided that if
                                        (x) the holder of a Note has submitted
                                        an Official Notice of Exchange to us in
                                        accordance with the Exchange Right or
                                        (y) we have called the Notes, other
                                        than a call for the Premium Call Price
                                        or the cash Call Price, in accordance
                                        with the Morgan Stanley Call Right, the
                                        amount declared due and payable upon
                                        any such acceleration shall be an
                                        amount in cash per Note exchanged or
                                        called equal to the Exchange Ratio
                                        times the Market Price of Home Depot
                                        Stock (and any other Exchange
                                        Property), determined by the
                                        Calculation Agent as of the Exchange
                                        Date or as of the date of acceleration,
                                        respectively, and shall not include any
                                        accrued and unpaid interest thereon;
                                        provided further that if we have called
                                        the Notes for the Premium Call Price or
                                        the cash Call Price, in accordance with
                                        the Morgan Stanley Call Right, the
                                        amount declared due and payable upon
                                        any such acceleration shall be an
                                        amount in cash per Note equal to the
                                        Premium Call Price or the

                                        Call Price, as applicable, and shall
                                        not include any accrued and unpaid
                                        interest. See "--Premium Call Price"
                                        and "--Call Price" above.

Home Depot Stock;
Public Information....................  Home Depot is a retailer in the home improvement industry that sells
                                        building materials and home improvement
                                        and lawn and garden products. Home
                                        Depot Stock is registered under the
                                        Exchange Act. Companies with securities
                                        registered under the Exchange Act are
                                        required to file periodically certain
                                        financial and other information
                                        specified by the Securities and
                                        Exchange Commission (the "Commission").
                                        Information provided to or filed with
                                        the Commission can be inspected and
                                        copied at the public reference
                                        facilities maintained by the Commission
                                        at Room 1024, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, and copies of
                                        such material can be obtained from the
                                        Public Reference Section of the
                                        Commission, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, at prescribed
                                        rates. In addition, information
                                        provided to or filed with the
                                        Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Home Depot pursuant to
                                        the Exchange Act can be located by
                                        reference to Commission file number
                                        1-8207. In addition, information
                                        regarding Home Depot may be obtained
                                        from other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the Notes offered hereby and does not
                                        relate to Home Depot Stock or other
                                        securities of Home Depot. We have
                                        derived all disclosures contained in
                                        this pricing supplement regarding Home
                                        Depot from the publicly available
                                        documents described in the preceding
                                        paragraph. Neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Home Depot in
                                        connection with the offering of the
                                        Notes. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents are or any other
                                        publicly available information
                                        regarding Home Depot is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraph) that would affect
                                        the trading price of Home Depot Stock
                                        (and therefore the Exchange Ratio) have
                                        been publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning Home
                                        Depot could affect the value received
                                        on any Exchange Date or Call Date with
                                        respect to the Notes and therefore the
                                        trading prices of the Notes.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Home Depot Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Home Depot, including extending
                                        loans to, or making equity investments
                                        in, Home Depot or providing advisory
                                        services to Home Depot, including
                                        merger and acquisition advisory
                                        services. In the course of such
                                        business, we and/or our affiliates may
                                        acquire non-public information with
                                        respect to Home Depot, and neither we
                                        nor any of our affiliates undertakes to
                                        disclose any such information to you.
                                        In addition, one or more of our
                                        affiliates may publish research reports
                                        with respect to Home Depot. The
                                        statements in the preceding two
                                        sentences are not intended to affect
                                        the rights of the holders of the Notes
                                        under the securities laws. As a
                                        prospective purchaser of a Note, you
                                        should undertake an independent
                                        investigation of Home Depot as in your
                                        judgment is appropriate to make an
                                        informed decision with respect to an
                                        investment in Home Depot Stock.

Historical Information................  The following table sets forth the published high and low Market Prices of
                                        Home Depot Stock during 1999, 2000,
                                        2001 and during 2002 through July 29,
                                        2002. The Market Price of Home Depot
                                        Stock on July 29, 2002 was $30.98. We
                                        obtained the Market Prices and other
                                        information listed below from Bloomberg
                                        Financial Markets and we believe such
                                        information to be accurate. You should
                                        not take the historical prices of Home
                                        Depot Stock as an indication of future
                                        performance. We cannot give any
                                        assurance that the price of Home Depot
                                        Stock will increase sufficiently to
                                        cause the beneficial owners of the
                                        Notes to receive an amount in excess of
                                        the principal amount on any Exchange
                                        Date or Call Date.

                                               Home Depot Stock              High       Low     Dividends
                                               ----------------              ----       ---     ---------
                                        (CUSIP 43707610)
                                        1999
                                        First Quarter.................    $  43.58   $  36.03   $  0.02
                                        Second Quarter................       44.88      37.08      0.026667
                                        Third Quarter.................       46.63      37.29      0.026667
                                        Fourth Quarter................       68.75      45.67      0.04
                                        2000
                                        First Quarter.................       68.50      52.31      0.04
                                        Second Quarter................       68.00      46.00      0.04
                                        Third Quarter.................       59.00      48.06      0.04
                                        Fourth Quarter ...............       55.56      34.88      0.04
                                        2001
                                        First Quarter.................       51.69      39.67      0.04
                                        Second Quarter................       53.45      41.50      0.04
                                        Third Quarter.................       50.37      32.80      0.04
                                        Fourth Quarter................       51.62      37.60      0.05
                                        2002
                                        First Quarter.................       52.07      47.00      0.05
                                        Second Quarter................       50.36      35.67      0.05
                                        Third Quarter (through
                                        July 29, 2002)................       37.99      28.08      --

                                        Historical prices of Home Depot Stock
                                        have been adjusted for a 3-for-2 stock
                                        split, which became effective in the
                                        fourth quarter of 1999.

                                        We make no representation as to the
                                        amount of dividends, if any, that Home
                                        Depot will pay in the future. In any
                                        event, as an owner of a Note, you will
                                        not be entitled to receive dividends,
                                        if any, that may be payable on Home
                                        Depot Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the Notes will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        affiliates in connection with hedging
                                        our obligations under the Notes. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On the date of this pricing supplement,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the Notes by taking
                                        positions in Home Depot Stock and other
                                        instruments. Purchase activity could
                                        have potentially increased the price of
                                        Home Depot Stock, and therefore have
                                        effectively increased the level to
                                        which Home Depot Stock must rise before
                                        you would receive an amount of Home
                                        Depot Stock worth as much as or more
                                        than the principal amount of your Notes
                                        on any Exchange Settlement Date.
                                        Through our subsidiaries, we are likely
                                        to modify our hedge position throughout
                                        the life of the Notes by purchasing and
                                        selling Home Depot Stock, options
                                        contracts on Home Depot Stock listed on
                                        major securities markets or positions
                                        in any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities. Although we have no reason
                                        to believe that our hedging activities
                                        or other trading activities had, or
                                        will in the future have, a material
                                        impact on the price of Home Depot
                                        Stock, we cannot give any assurance
                                        that we did not, or in the future will
                                        not, affect such price as a result of
                                        our hedging or trading activities.

Supplemental Information
Concerning Plan of Distribution.......  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of Notes
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the Notes directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. We expect to deliver the
                                        Notes against payment therefor in New
                                        York, New York on August 5, 2002. After
                                        the initial offering of the Notes, the
                                        Agent may vary the offering price and
                                        other selling terms from time to time.

                                        In order to facilitate the offering of
                                        the Notes, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        Notes or Home Depot Stock.
                                        Specifically, the Agent may sell more
                                        Notes than it is obligated to purchase
                                        in connection with the offering or may
                                        sell Notes or Home Depot Stock it does
                                        not own, creating a naked short
                                        position in the Notes
                                        or Home Depot Stock, respectively, for
                                        its own account. The Agent must close
                                        out any naked short position by
                                        purchasing the Notes or Home Depot
                                        Stock in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the Notes or Home Depot Stock in the
                                        open market after pricing that could
                                        adversely affect investors who purchase
                                        in the offering. As an additional means
                                        of facilitating the offering, the Agent
                                        may bid for, and purchase, Notes or
                                        Home Depot Stock in the open market to
                                        stabilize the price of the Notes. Any
                                        of these activities may raise or
                                        maintain the market price of the Notes
                                        above independent market levels or
                                        prevent or retard a decline in the
                                        market price of the Notes. The Agent is
                                        not required to engage in these
                                        activities, and may end any of these
                                        activities at any time. See "--Use of
                                        Proceeds and Hedging" above.

ERISA Matters for Pension Plans and
Insurance Companies...................  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA") (a "Plan"), should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the Notes.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        Notes are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the Notes are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the Notes.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company
                                        separate accounts) and PTCE 84-14 (for
                                        certain transactions determined by
                                        independent qualified asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the Notes may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        holder is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        holder of the Notes will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the Notes on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        In addition to considering the
                                        consequences of holding the Notes,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the Notes should also consider the
                                        possible implications of owning Home
                                        Depot Stock upon call or exchange of
                                        the Notes (other than in the case of a
                                        call of the Notes for the Premium Call
                                        Price or the cash Call Price or an
                                        exchange with respect to which we elect
                                        to pay cash). Purchasers of the Notes
                                        have exclusive responsibility for
                                        ensuring that their purchase and
                                        holding of the Notes do not violate the
                                        prohibited transaction rules of ERISA
                                        or the Code.

United States Federal Income
Taxation..............................  The Notes are optionally exchangeable notes and investors should refer to the
                                        discussion under "United States Federal
                                        Taxation--Notes--Optionally
                                        Exchangeable Notes" in the accompanying
                                        prospectus supplement. In connection
                                        with the discussion thereunder, we have
                                        determined that the "comparable yield"
                                        is an annual rate of 5.70% compounded
                                        semi-annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        Note (assuming a par amount of $1,000
                                        or with respect to each integral
                                        multiple thereof) consists of the semi-
                                        annual coupons and an additional
                                        projected amount due at maturity, equal
                                        to $1,422.52.

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of United States holders'
                                        interest accruals and adjustments in
                                        respect of the Notes, and we make no
                                        representation regarding the actual
                                        amounts of the payments on a Note.

                                                                        ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                            Dated: [On or after August 4, 2003]

Morgan Stanley                        Morgan Stanley & Co. Incorporated, as
1585 Broadway                          Calculation Agent
New York, New York 10036              1585 Broadway
                                      New York, New York 10036
                                      Fax No.: (212) 761-0674
                                      (Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, 1% Exchangeable Notes due December 15, 2009 (Exchangeable for Shares of Common Stock of The Home Depot, Inc.) of Morgan Stanley (CUSIP No. 617446HH5) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is on or after August 4, 2003 and is no later than the Trading Day prior to the earliest of (i) the fifth scheduled Trading Day prior to December 15, 2009, (ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the cash Call Price, the Morgan Stanley Notice Date, the Exchange Right as described in Pricing Supplement No. 9 dated July 29, 2002 (the "Pricing Supplement") to the Prospectus Supplement dated June 11, 2002 and the Prospectus dated June 11, 2002 related to Registration Statement No. 333-83616. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Morgan Stanley will deliver, at its sole option, shares of common stock of The Home Depot, Inc. or cash on the third business day after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes) and (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged. The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.

                                       Very truly yours,


                                       -------------------------------------
                                       [Name of Holder]

                                       By:
                                          ----------------------------------
                                           [Title]


                                       -------------------------------------
                                       [Fax No.]

                                       $
                                        ------------------------------------
                                        Principal Amount of Notes to be
                                        surrendered for exchange

Receipt of the above Official
Notice of Exchange is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
   -----------------------------------------
   Title:

Date and time of acknowledgment
                                ------------------------
Accrued interest, if any, due upon surrender of the Notes for exchange: $
           -------------------------

                                Morgan Stanley